UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2010

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Direct Financial Obligation

On November 17, 2010, we borrowed $1,050,000 from an individual lender, Ronald L. Chez, who is our Co-Chairman, pursuant to a Secured Promissory Note.  The Secured Promissory Note is secured by certain accounts receivable which were purchased by the Company from the Company’s broker dealer subsidiary, Merriman Capital, Inc., with the proceeds of the transaction being used for such purchase.   The Secured Promissory Note is due and payable in two tranches as the accounts receivable become due, with $950,000 due on January 19, 2011 and $100,000 due on February 28, 2011.  It provides for interest of 29.2% per annum and additional consideration comprising two components (i) 50,000 shares of the Company’s Series D Preferred Stock (which is convertible into 7,142 shares of our Common Stock); and (ii) a fee of $15,000.  The form of the Secured Promissory Note is filed herewith as an exhibit.

Proceeds will be used to supplement underwriting capacity for our broker dealer subsidiary, Merriman Capital, Inc.

Item 9.01(d)	Exhibits

10.48	Form of Secured Promissory Note dated November 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: November 23, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer